                                                                 EXHIBIT - 99(F)



                                    CONSENT


          The undersigned hereby consents to being named as a prospective director of United Bankshares, Inc., in the Registration Statement on Form S-4 filed by United Bankshares, Inc. with the Securities and Exchange Commission on or about December 21, 1995, to which Registration Statement this Consent is an Exhibit, and in any amendments (including post-effective amendments) thereto.




                                        /s/ Paul C. Winter, Jr.
                                        --------------------------------
                                        Paul C. Winter, Jr.


Date:  December 20, 1995